UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2011
ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32740 (Commission File Number)	30-0108820 (IRS Employer Identification Number)
3738 Oak Lawn
Dallas, Texas 75219
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-10.1
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
Second Amended and Restated Agreement and Plan of Merger
     On July 19, 2011, Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), entered into a Second Amended and Restated Agreement and Plan of Merger (the “Second Amended Merger Agreement”) with Sigma Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership (“Merger Sub”), and Southern Union Company, a Delaware corporation (“SUG”). The Second Amended Merger Agreement modifies certain terms of the Amended and Restated Agreement and Plan of Merger entered into by the Partnership, Merger Sub and SUG on July 4, 2011 (the “First Amended Merger Agreement”). Under the terms of the Second Amended Merger Agreement, Merger Sub will merge with and into SUG, with SUG continuing as the surviving entity and becoming a wholly owned subsidiary of the Partnership (the “Merger”).
     As more fully explained below and in the Second Amended Merger Agreement, the consideration payable in the Merger (other than for shares owned by SUG, any direct or indirect wholly owned subsidiary of SUG and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will consist of a mixture of cash and common units of the Partnership (“ETE Common Units”) such that at the effective time of the Merger (the “Effective Time”) (i) at least 50%, and no more than 60%, of the shares of SUG common stock issued and outstanding immediately prior to the Effective Time (the “Outstanding SUG Shares”) will be cancelled and converted into the right to receive cash in the amount of $44.25 per Outstanding SUG Share (subject to reduction of that amount of cash per Outstanding SUG Share, and supplementation with ETE Common Units, in the event that holders of more than 60% of the Outstanding SUG Shares elect to receive cash) (“Cash Consideration”) and (ii) at least 40%, and no more than 50%, of the Outstanding SUG Shares will be cancelled and converted into the right to receive 1.00 ETE Common Unit per Outstanding SUG Share (subject to reduction of that number of ETE Common Units per Outstanding SUG Share, and supplementation with cash, in the event that holders of more than 50% of the Outstanding SUG Shares elect to receive ETE Common Units) (“Equity Consideration” and, together with the Cash Consideration, the “Merger Consideration”).
Election to Receive Cash Consideration or Equity Consideration
     The Second Amended Merger Agreement provides for holders of Outstanding SUG Shares to elect to receive, subject to the limits described below, either:
•	$44.25 per Outstanding SUG Share (a “Cash Election”); or

•	1.00 ETE Common Unit per Outstanding SUG Share (and cash in lieu of fractional ETE Common Units) (an “Equity Election”).
     This election is subject to the following limits:
•	The aggregate cash consideration will be capped at 60% of the aggregate Merger Consideration. Thus, if holders of more than 60% of the Outstanding SUG Shares elect to receive cash, the amount of cash per Outstanding SUG Share to be received by holders making a Cash Election will be reduced (pro rata across all Outstanding SUG Shares subject to a Cash Election), so that no more than 60% of the aggregate Merger Consideration is payable in cash and the remainder of the consideration in respect of Outstanding SUG Shares subject to a Cash Election will be payable in ETE Common Units at an exchange ratio of 1.00 ETE Common Unit per Outstanding SUG Share (and cash in lieu of fractional ETE Common Units).

•	The aggregate ETE Common Unit consideration will be capped at 50% of the aggregate Merger Consideration. Thus, if holders of more than 50% of the Outstanding SUG Shares make an Equity Election, the number of ETE Common Units per Outstanding SUG Share to be received by holders making an Equity Election will be reduced (pro rata across all Outstanding SUG Shares subject to an Equity Election), so that no more than 50% of the aggregate Merger Consideration is payable in ETE Common Units and the remainder of the consideration in respect of Outstanding SUG Shares subject to an Equity Election will be payable in cash at $44.25 per share.

Treatment of SUG Equity-Based Awards
     Pursuant to SUG’s equity incentive plans, individual award agreements and the terms of the Second Amended Merger Agreement, all stock options and stock appreciation rights outstanding immediately prior to the Effective Time will vest. To the extent not exercised prior thereto, all unexercised stock options and stock appreciation rights will be cancelled immediately prior to the Effective Time. Each stock option and stock appreciation right so cancelled which has an exercise price of less than $44.25 will be converted into the right to receive an amount in cash equal to $44.25 less (i) the applicable exercise price and (ii) any applicable deductions and withholdings required by law.
     Shares of restricted stock for which restrictions have not otherwise lapsed or expired and are outstanding prior to the Effective Time will have their associated restrictions accelerate and expire immediately prior to the Effective Time and the total number of shares of SUG common stock subject to such restricted stock grant will be converted into the right to receive the Cash Consideration or the Equity Consideration (at the election of the individual holders thereof), less all deductions and withholdings required by law (such deduction to come first from any cash payable as part of the consideration for such restricted stock and then by reducing the number of ETE Common Units otherwise payable as part of the consideration for such restricted stock (with the ETE Common Unit valued at the closing price thereof on the day prior to the closing of the Merger for this purpose)).
     Each unvested award of restricted share units with respect to shares of SUG common stock under a SUG stock plan that is outstanding immediately prior to the Effective Time (a “SUG RSU”) will fully vest, and each SUG RSU will be converted into the right to receive a lump sum cash payment, less any applicable deductions and withholdings required by law, equal to the greater of (i) $44.25 and (ii) the closing price of the ETE Common Units on the New York Stock Exchange on the closing date of the Merger.
Representations, Warranties and Covenants
     The Second Amended Merger Agreement includes customary representations, warranties and covenants of the Partnership and SUG. The Partnership and SUG have also agreed, subject to certain exceptions, to operate their respective businesses in the ordinary course until the Merger is consummated. SUG has agreed not to knowingly encourage or facilitate discussions with third parties regarding other proposals to acquire SUG and to certain restrictions on its ability to respond to any such unsolicited proposal. The “no-shop” restrictions are substantively unchanged from the corresponding provisions in the First Amended Merger Agreement.
Conditions to Closing
     Consummation of the Merger is subject to customary conditions, including, without limitation: (i) the adoption of the Second Amended Merger Agreement by the stockholders of SUG, (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder, (iii) the receipt of required approvals from the Federal Energy Regulatory Commission, the Massachusetts Department of Public Utilities and the Missouri Public Service Commission, (iv) the effectiveness of a registration statement on Form S-4 relating to the ETE Common Stock to be issued in the Merger, and (v) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Merger or making the consummation of the Merger illegal. Under the Second Amended Merger Agreement, the Partnership is required to agree to divestitures and business restructuring, subject to certain limitations, to obtain antitrust and regulatory approvals.
Termination
     The Second Amended Merger Agreement contains certain termination rights for both the Partnership and SUG, including, among others, the right to terminate if the Merger is not completed by June 30, 2012, subject to extensions under certain circumstances, to December 31, 2012. In the event of a termination of the Second Amended Merger Agreement under certain circumstances, SUG may be required to pay the Partnership a termination fee of $181.3 million (a change from the termination fee of $162.5 million payable under the First Amended Merger Agreement), or the Partnership may be required to pay SUG a termination fee of $181.3 million (a change from the termination fee of $162.5 million payable under the First Amended Merger Agreement), in each case depending on the circumstances of the termination. Additionally, in certain circumstances, upon termination of the Second Amended Merger Agreement, the Partnership or SUG may be obligated to pay the other’s costs and expenses in an amount not to exceed $54.0 million (a change from $50.0 million in the First Amended Merger Agreement).
Assumption of Partnership Benefits and Obligations Under Amended Citrus Merger Agreement
     Pursuant to the terms of the Second Amended Merger Agreement, assuming all conditions to the consummation of the Merger have been or will be satisfied upon closing, immediately prior to the Effective Time, the Partnership will assign and SUG will assume the benefits and obligations of the Partnership under that certain Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011 (the “Amended Citrus Merger Agreement”), by and between the Partnership and Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), the terms of which are more fully described below. A portion of the proceeds to be received by SUG under the Amended Citrus Merger Agreement will be contributed to Merger Sub and used fund a portion of the Cash Consideration.
     A copy of the Second Amended Merger Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Second Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended Merger Agreement.
     The Second Amended Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the Partnership or SUG and should not be relied on by any other person or entity for any purposes. The Second Amended Merger Agreement contains representations and warranties of the Partnership and SUG made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Partnership and SUG and may be subject to important qualifications and limitations agreed to by the Partnership or SUG in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Second Amended Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to unitholders or may have been used for purposes of allocating risk between the Partnership and SUG rather than establishing matters as fact.
Financing Commitment
     On July 19, 2011, the Partnership entered into a bridge commitment letter (the “Commitment Letter”) with Credit Suisse Securities (USA) LLC and Credit Suisse AG (collectively, “Credit Suisse”) that amends, restates and supersedes the commitment letter entered into by the Partnership and Credit Suisse on July 4, 2011. Pursuant to the Commitment Letter, Credit Suisse has committed to provide a 364-day senior bridge term loan credit facility (the “Bridge Term Facility”) in an aggregate principal amount of $3.7 billion (or such lesser amount as is equal to the lesser of (i) the amount that is sufficient to fund the Cash Consideration in the Merger and (ii) the amount that the Partnership may elect to borrow). The commitment is subject to various conditions, including (i) the absence of a material adverse effect on SUG having occurred, (ii) Credit Suisse’s satisfaction that during the 60-day period after the date of the Commitment Letter, and subject to certain exceptions, there are no other issues of debt securities or commercial bank or other credit facilities by the Partnership, SUG or their respective wholly owned subsidiaries, (iii) the execution of satisfactory definitive documentation and (iv) other customary closing conditions.
     A copy of the Commitment Letter is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter.
Support Agreement
     Concurrently with the execution of the Second Amended Merger Agreement, Mr. Lindemann, Mr. Herschmann, and members of Mr. Lindemann’s family, who directly or indirectly own approximately 16,744,285 shares of SUG common stock (or 20,139,036 shares when including unexercised options and shares of restricted stock that are not entitled to vote until exercise or the expiration of restrictions, respectively), representing approximately 13.43% of the shares outstanding, have entered into a Second Amended and Restated Support Agreement with the Partnership and Merger Sub (as amended and restated, the “Support Agreement”), which replaces and supersedes the amended and restated support agreement previously entered into by those parties in connection with the execution of the First Amended Merger Agreement. The Support Agreement provides, among other things, that such stockholders will vote their shares in favor of adoption of the Second Amended Merger Agreement unless there is a change of recommendation by SUG’s Board of Directors and that they will elect to receive Equity Consideration rather than Cash Consideration in the Merger (other than with respect to unexercised options which will be treated as described above).
     A copy of the Support Agreement is filed as Exhibit 10.1 to this report and is incorporated by herein by reference. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement.
Citrus Dropdown Transaction
     On July 19, 2011, the Partnership entered into the Amended Citrus Merger Agreement with ETP. The Amended Citrus Merger Agreement modifies certain terms of the Agreement and Plan of Merger entered into by the Partnership and ETP on July 4, 2011. As stated above, pursuant to the terms of the Second Amended Merger Agreement, immediately prior to the Effective Time, the Partnership will assign and SUG will assume the benefits and obligations of the Partnership under the Amended Citrus Merger Agreement.
     Under the Amended Citrus Merger Agreement it is anticipated that SUG will cause the contribution to ETP of a 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by SUG and El Paso Corporation (the “Citrus Dropdown”). The Citrus Dropdown will be effected through the merger of Citrus ETP Acquisition, L.L.C., a Delaware limited liability company and wholly owned subsidiary of ETP, with and into CrossCountry Energy, LLC, a Delaware limited liability company and wholly owned subsidiary of SUG that indirectly owns a 50% interest in Citrus Corp. (“CrossCountry”). In exchange for the interest in Citrus Corp., SUG will receive approximately $2.0 billion, consisting of $1.895 billion in cash and $105 million of ETP common units, with the value of the ETP common units based on the volume-weighted average trading price for the ten consecutive trading days ending immediately prior to the date that is three trading days prior to the closing date of the Citrus Dropdown. The Partnership owns ETP’s general partner, all of the incentive distribution rights of ETP and approximately 50.2 million ETP common units. In order to increase the expected accretion to be derived from the Citrus Dropdown, the Partnership has agreed to relinquish its rights to approximately $220 million of the incentive distributions from ETP that the Partnership would otherwise be entitled to receive over 16 consecutive quarters following the closing of the transaction.
     The Special Committee (the “ETE Special Committee”) of the Board of Directors (the “ETE Board”) of LE GP, LLC, the Partnership’s general partner, composed of the ETE Board’s independent directors, determined that the Citrus Dropdown is in the best interests of the Partnership, and recommended that the Conflicts Committee of the ETE Board (the “ETE Conflicts Committee”) and the ETE Board, subject to the approval of the ETE Conflicts Committee, approve and adopt the Citrus Dropdown. The ETE Conflicts Committee, which is composed of two independent directors, determined that the Citrus Dropdown is advisable, fair and reasonable to and in the best interests of the Partnership and the Partnership’s limited partners and recommended that the ETE Board approve the Citrus Dropdown. Upon the recommendation of the ETE Special Committee and the ETE Conflicts Committee, the ETE Board determined that the Amended Citrus Merger Agreement and the transactions contemplated thereby are advisable, fair and reasonable to the Partnership and the limited partners of the Partnership. A conflicts committee of the Board of Directors (the “ETP Board”) of Energy Transfer Partners, L.L..C., the general partner of ETP’s general partner, approved the Amended Citrus Merger Agreement and the Citrus Dropdown.
     The Amended Citrus Merger Agreement includes customary representations, warranties and covenants of ETP and the Partnership (including representations, warranties and covenants relating to SUG, CrossCountry and certain of CrossCountry’s affiliates). Subject to certain exceptions, the Partnership has also agreed not to, among other things, amend, supplement, restate or otherwise modify the Second Amended Merger Agreement or agree to, grant or permit to exist any waiver of a condition, covenant or other provision in the Second Amended Merger Agreement if such waiver would be adverse to ETP’s interest in the Citrus Dropdown or would be reasonably likely to prevent or materially delay the consummation of the transactions contemplated by the Amended Citrus Merger Agreement. Additionally, without ETP’s prior approval, the Partnership has agreed not to approve certain actions by CrossCountry and certain of its affiliates.
     Consummation of the Citrus Dropdown is subject to customary conditions, including, without limitation: (i) satisfaction or waiver of the closing conditions set forth in the Second Amended Merger Agreement, (ii) the receipt by ETP of any necessary waivers or amendments to its credit agreement, (iii) the amendment of ETP’s partnership agreement to reflect the agreed upon relinquishment by the Partnership of incentive distributions from ETP discussed above, and (iv) the absence of any order, decree, injunction or law prohibiting or making the consummation of the transactions contemplated by the Amended Citrus Merger Agreement illegal. The Amended Citrus Merger Agreement contains certain termination rights for both the Partnership and ETP, including, among others, the right to terminate if the Citrus Dropdown is not completed by December 31, 2012 or if the Second Amended Merger Agreement is terminated.
     Pursuant to the Amended Citrus Merger Agreement, the Partnership has granted ETP a right of first offer with respect to any disposition by the Partnership or SUG of Southern Union Gas Services, a subsidiary of SUG that owns and operates a natural gas gathering and processing system serving the Permian Basin in West Texas and New Mexico.
     A copy of the Amended Citrus Merger Agreement is filed as Exhibit 2.2 to this report and is incorporated herein by reference. The foregoing description of the Amended Citrus Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Citrus Merger Agreement.
Forward-Looking Statements
     This report may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the proposed Merger or the Citrus Dropdown, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond the control of the management teams of the Partnership, ETP or SUG. Among those is the risk that conditions to closing the Merger or the Citrus Dropdown are not met or that the anticipated benefits from the proposed Merger or the Citrus Dropdown cannot be fully realized. An extensive list of factors that can affect future results are discussed in the reports filed with the Securities and Exchange Commission (the “SEC”) by the Partnership, ETP and SUG. The Partnership, ETP and SUG undertake no obligation to update or revise any forward-looking statement to reflect new information or events.
Additional Information
     In connection with the Merger, the Partnership and SUG have filed a proxy statement / prospectus and other documents with the SEC. Investors and security holders are urged to carefully read the definitive proxy statement / prospectus because it contains important information regarding the Partnership, SUG and the Merger.
     A definitive proxy statement / prospectus will be sent to stockholders of SUG seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement / prospectus (when available) and other documents filed by the Partnership and SUG with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement / prospectus and such other documents relating to the Partnership may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from the Partnership’s website, www.energytransfer.com. The definitive proxy statement / prospectus and such other documents relating to SUG may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5444 Westheimer Road, Houston, Texas 77056, or from SUG’s website, www.sug.com.
     The Partnership, SUG and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the proxy statement / prospectus.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description of the Exhibit
2.1	Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company

Exhibit Number	Description of the Exhibit
2.2	Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

10.1	Second Amended and Restated Support Agreement dated July 19, 2011 by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain stockholders of Southern Union Company

99.1	Commitment Letter dated July 19, 2011 by and among Energy Transfer Equity, L.P., Credit Suisse Securities (USA) LLC and Credit Suisse AG

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
	By:	LE GP, LLC,
its general partner

Date: July 20, 2011	By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
2.1	Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company

2.2	Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

10.1	Second Amended and Restated Support Agreement dated July 19, 2011 by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain stockholders of Southern Union Company

99.1	Commitment Letter dated July 19, 2011 by and among Energy Transfer Equity, L.P., Credit Suisse Securities (USA) LLC and Credit Suisse AG